UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☒	Soliciting Material under §240.14a-12

KORE GROUP HOLDINGS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

The following Frequently Asked Questions were made available to employees of KORE Group Holdings, Inc., a Delaware corporation (“KORE”) on February 27, 2026.

Employee Frequently Asked Questions

Transaction-related questions

1.	Who are Searchlight Capital and Abry Partners and what do they do?

Searchlight Capital and Abry Partners are each world-leading private investment firms with assets of over US$30 billion managed or advised worldwide.

For more information please visit:

www.searchlightcap.com

www.abry.com

2.	What does it mean for KORE to be acquired by affiliates of Searchlight Capital and Abry Partners?

Searchlight Capital, Abry Partners and KORE have entered into a merger agreement whereby entities associated with Searchlight Capital and Abry Partners will acquire all of the outstanding KORE shares they do not already own. Once the transaction is complete, the entities associated with Searchlight Capital and Abry Partners will be the owners of KORE and will operate the company as a privately held company instead of as a publicly traded one.

3.	Why is KORE being acquired?

A Special Committee of KORE’s Board of Directors explored various strategic alternatives and carefully considered the best way to maximize stockholder value. Ultimately, they determined that a transaction with Searchlight Capital and Abry Partners was in the best interest of KORE stockholders and that by moving forward with Searchlight Capital and Abry Partners, the company could prioritize the investments in its business that have a longer-term return on investment.

4.	Why were Searchlight Capital and Abry Partners interested in KORE?

After reviewing KORE’s recent successes and the company’s strategic vision, Searchlight Capital and Abry Partners were excited about the potential for KORE.

5.	Why weren’t we informed about this until now?

As a publicly traded company, we are restricted from broadly sharing material, non-public information about KORE. We could not share information about this transaction until it was disclosed publicly. We are committed to being as transparent with our employees as possible through this transition.

6.	Is KORE still a public company?

KORE will remain a publicly traded company until stockholders have an opportunity to review, assess, respond to, and ultimately, approve the transaction, and other closing conditions are satisfied. After these steps are completed, KORE will become privately held and its stock will no longer be listed or traded on a securities exchange. The deal is expected to close in the second or third quarter of this year, after all closing conditions are met.

7.	What steps are necessary before the transaction is completed?

As announced today, entities associated with Searchlight Capital, Abry Partners and KORE have entered into a merger agreement. Once the KORE stockholders approve the proposed transaction and all other closing conditions are met, the merger will be completed.

8.	What are Searchlight Capital and Abry Partners’s goals and expectations?

Searchlight and Abry are supportive of KORE’s vision and strategic plans.

9.	How can I learn more about the terms of the acquisition?

KORE intends to file a proxy statement with the SEC in connection with its solicitation of proxies regarding the stockholder vote to approve the merger. KORE and KONA Parent, L.P. also intend to jointly file a transaction statement on Schedule 13E-3 with the SEC. Interested parties, including employees, will be able to obtain a free copy of these documents (when they become available) and other documents filed by KORE with the SEC at the SEC’s website at www.sec.gov.

10.	I own shares. What should I do?

All stockholders will receive materials regarding the proposed transaction (prozy materials and the Schedule 13E-3). We encourage all shareholders to review the proxy materials in their entirety and respond based on their review.

Job-related questions

1.	Will I still be eligible for my 2025 and 2026 bonuses?

Any bonuses for 2025 and 2026 will be paid according to the terms of the applicable short-term incentive plan put into place.

2.	What happens to my long-term incentives.

Details regarding the anticipated treatment of your long-term incentives will be communicated to you individually in the near future as applicable.

3.	Will my benefits change?

No changes are planned to employee benefits as a result of the transaction. However, we regularly review our employee benefits plans and regularly make changes and enhancements to remain competitive and support the well-being of our people. This is a normal practice that will continue.

4.	I have planned a vacation that my manager has approved, can I still take the time off?

Yes, if your manager has already approved your time off, you should feel comfortable moving forward with your plans. Please continue to follow our usual processes for requesting and taking time off.

5.	Will I have to relocate or return to the office?

No, we’re not anticipating any relocations or changes to remote work arrangements as a result of the transaction.

6.	I work for KORE on a work visa. How does the transaction affect the visa?

This transaction does not impact employment status, so there is no impact to work visas.

7.	Are we closing offices because of the transaction?

No, there are no plans to close any offices related to the transaction. We’ll continue operating in our current locations. Like any organization, we regularly review our office spaces to ensure they align with business needs and lease cycles.

8.	Will I still work with the same team?

Yes! You’ll continue working with the same team. If we ever need to shift resources to better support our customers or business priorities, we’ll communicate clearly and transparently.

9.	Will my job responsibilities change because of this transaction?

For most employees, there will be no changes to your current responsibilities. If any adjustments are needed, they will be communicated clearly and thoughtfully by leadership.

10.	Will my date of hire change?

No, your hire date and service time remain unchanged. Your tenure with the company continues to be recognized.

11.	Do I work for KORE or Searchlight Capital/Abry Partners?

All employees work for KORE in the same manner they do today. This transaction does not result in a change of employer.

12.	Will the company name change?

No, there are no plans to change the company name. We will continue operating under the same name and branding our people and customers are accustomed to.

13.	Do I need to complete new employment documents?

No. This transaction does not result in a change in employment or employment status.

14.	Am I required to undergo another background check?

No. This transaction does not result in a change in employment or employment status.

15.	Does this impact my goals or the projects I am working on?

No, you should continue moving forward with your existing goals and projects. If priorities evolve due to business needs, you can expect clear and timely communication from your manager.

16.	Who should I contact if I have questions?

Direct any questions to the email address transaction-info@korewireless.com

17.	How does this impact any learning and development initiatives?

There is no impact to any learning and development initiatives currently in progress. We remain committed to continuing these programs as planned as it relates to LinkedIn Learning, Leadership training, Career Pathing, and more underway for 2026.

18.	What do I need to do between now and when the transaction is finalized?

Right now, the most important thing is to stay focused on serving our customers and running the business as usual. Please continue living our KORE values and performing in your role just as you have been.

19.	How often will we receive updates on the status of the transaction?

You can expect updates as we have meaningful information to share. We’re committed to keeping you informed throughout the process.

Business-related questions

1.	How does this impact our strategy?

No change expected to KORE’s strategy.

2.	What involvement will the new owners have with KORE?

KORE’s success is very important to Searchlight Capital and Abry Partners and plan to support KORE to meet our strategic goals more quickly. However, Searchlight Capital and Abry Partners are not expected to have day-to-day operational roles at KORE.

3.	What do I do if someone from the media asks me about the transaction?

If a member of the media asks you for information about this transaction or anything else related to KORE, you must refer them to Vik Vijayvergiya.

Customer-related questions

1.	How and when are customers being notified of the transaction?

The Company will appropriately communicate this news to our customers shortly.

2.	What can I say to customers who ask about the acquisition?

Account managers will be provided with approved talking points when discussing this with customers.

3.	How will the transaction impact our customers?

Our customers will not experience any change in the way they do business with KORE. Regardless of whether we are publicly traded or privately held, we are fully committed to remaining innovative and responsive to our customers’ needs. Our top priority is customer service. Therefore, it’s important that all KORE employees continue operating in a business-as-usual mode – our customers, and their customers, are counting on us. While this is exciting news, we must not become distracted by it; rather we must remain focused on operating the business in every respect.

Additional Information and Where to Find It

In connection with the proposed merger, KORE intends to file a proxy statement with the Securities and Exchange Commission (“SEC”) in connection with its solicitation of proxies regarding the stockholder vote to approve the merger. KORE and KONA Parent, L.P. also intend to jointly file a transaction statement on Schedule 13E-3 with the SEC. KORE STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT, AS MAY BE AMENDED OR SUPPLEMENTED FROM TIME TO TIME, THE PROXY CARD, THE SCHEDULE 13E-3 AND ANY OTHER RELATED MATERIALS FILED WITH THE SEC WHEN THESE DOCUMENTS BECOME AVAILABLE BEFORE MAKING ANY DECISION WITH RESPECT TO THE MERGER, BECAUSE THESE DOCUMENTS WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTIONS AND THE PARTIES THERETO. Stockholders of KORE will be able to obtain a free copy of these documents (when they become available) and other documents filed by KORE with the SEC at the SEC’s website at www.sec.gov. In addition, KORE stockholders will be able to obtain a free copy of the proxy statement and all related documents filed by KORE with the SEC (when they become available) from KORE’s website at www.korewireless.com.

Participants in the Solicitation

KORE and its directors, executive officers and other members of management and employees, under SEC rules, may be deemed to be participants in the solicitation of proxies from KORE’s stockholders in connection with the proposed transactions. Investors and security holders may obtain more detailed information regarding the names, affiliations and interests of certain of KORE’s executive officers and directors in the solicitation by reading KORE’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024, which was filed with the SEC on April 30, 2025, and its definitive proxy statement for the 2025 annual meeting of stockholders, which was filed with the SEC on April 30, 2025 (the “2025 Proxy Statement”). To the extent that holdings of KORE’s securities have changed since the amounts printed in the 2025 Proxy Statement, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC. Additional information regarding the interests of such individuals in the proposed merger, which may, in some cases, be different than those of KORE’s stockholders generally, will be included in the proxy statement relating to the proposed merger when it is filed by KORE with the SEC. These documents (when available) may be obtained free of charge from the SEC’s website at www.sec.gov and KORE’s website at www.korewireless.com.

Forward-Looking Statements

In addition to historical information, this document includes certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include both implied and express statements regarding the completion of the transaction and timing for closing, the receipt of regulatory approvals, the benefits expected from the transaction, and KORE’s current expectations and projections relating to its future performance and business following closing. Such forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties and other factors that may cause the actual results, performance or achievements of KORE to differ materially from the historical results or from any results expressed or implied by such forward-looking statements. Risks that could cause actual results to differ materially from those in the forward-looking statements include: the risks that the transaction will not close in the timeframe expected, or at all; the risk that the expected benefits and effects of the transaction will not be achieved; the risk that the requisite number of KORE stockholders fail to approve the transaction; the risk that a governmental entity may prohibit, delay or refuse to grant approval for the consummation of the transaction; the risk that KORE’s business will suffer due to uncertainty related to the transaction; and other general economic and business risks. For a discussion of other risk factors that may impact KORE’s business, please see KORE’s filings with the SEC. KORE disclaims any obligation or duty to update or modify these forward-looking statements.

No Offer or Solicitation

This communication is not intended to and shall not constitute an offer to buy or sell or the solicitation of an offer to buy or sell any securities, or a solicitation of any vote or approval, nor shall there be any offer, solicitation or sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.